                                                                    EXHIBIT 10.7

                      APPLIED MICRO CIRCUITS CORPORATION

                              5502 Oberlin Drive

                          San Diego, California 92121

                             ____________________


              CONVERTIBLE PREFERRED STOCK, SERIES 1 and SERIES 2,

                              PURCHASE AGREEMENT


                            As of December 8, 1983

                             ____________________

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----


SECTION 1 Authorization, Purchase and Sale of the Shares...................   1

     1.1 Authorization of the Shares.......................................   1
     1.2 Sale and Purchase of the Shares...................................   1

SECTION 2 Closing, Payment and Delivery....................................   2

     2.1 Closing Date and Place of Closing.................................   2
     2.2 Payment and Delivery..............................................   2

SECTION 3 Representations and Warranties of the Company....................   2

     3.1 Organization and Standing; Articles and By-laws...................   2
     3.2 Corporate Power...................................................   3
     3.3 Subsidiaries......................................................   3
     3.4 Capitalization....................................................   3
     3.5 Authorization.....................................................   3
     3.6 Financial Information.............................................   4
     3.7 Outstanding Debt..................................................   4
     3.8 Absence of Undisclosed Liabilities................................   4
     3.9. Absence of Certain Changes.......................................   5
     3.10 Taxes............................................................   5
     3.11 Contracts; Insurance.............................................   5
     3.12 Shareholders, Directors and Officers; Indebtedness...............   6
     3.13 Litigation and Bankruptcy Proceedings............................   7
     3.14 Consents.........................................................   7
     3.15 Title to Properties; Liens and Encumbrances......................   7
     3.16 Leases...........................................................   7
     3.17 Business of the Company..........................................   8
     3.18 Franchises, Licenses, Trademarks, Patents and Other Rights.......   8
     3.19 Issuance Taxes...................................................   8
     3.20 Offering.........................................................   8
     3.21 Compliance with Other Instruments................................   8
     3.22 Employees........................................................   9
     3.23 Registration Rights..............................................   9
     3.24 Disclosure.......................................................   9

SECTION 4 Representations and Warranties of Purchasers.....................   9

     4.1 Experience........................................................   9
     4.2 Investment........................................................   9
     4.3 Rule 144..........................................................   9
     4.4 Access to Data....................................................  10

SECTION 5 Conditions to Closing of Purchasers..............................  10

     5.1 Representations and Warranties Correct............................  10
     5.2 Performance.......................................................  10
     5.3 Opinion of Company's Counsel......................................  10
     5.4 Legal Investment..................................................  10
     5.5 Compliance Certificate............................................  10
     5.6 Proceedings and Documents.........................................  10
     5.7 Invention Assignment and Secrecy Agreements.......................  11
     5.8 Qualifications....................................................  11
     5.9 Restated Articles of Incorporation................................  11
     5.10 Minimum Investment...............................................  11
     5.11 Amendment of By-Laws.............................................  11
     5.12 Key Man Life Insurance...........................................  11
     5.13 Legal Fees.......................................................  11
     5.14 Notice of Limited Offering Exemption.............................  11
     5.15 Amendment to Debenture Purchase Agreement........................  12

SECTION 6 Conditions to Closing of Company.................................  12

     6.1 Representations...................................................  12
     6.2 Legal Investment..................................................  12
     6.3 Minimum Investment................................................  12

SECTION 7 Covenants of the Company.........................................  12

     7.1 Access and Information............................................  12
     7.2 Right of First Refusal............................................  14
     7.3 Prompt Payment of Taxes, etc......................................  15
     7.4 Maintenance of Properties and Leases..............................  16
     7.5 Insurance.........................................................  16
     7.6 Key Man Life Insurance............................................  16
     7.7 Accounts and Records..............................................  16
     7.8 Independent Accountants...........................................  16
     7.9 Compliance with Requirements of Governmental Authorities..........  17
     7.10 Maintenance of Corporate Existence, etc..........................  17
     7.11 Availability of Common Stock for Conversion......................  17
     7.12 Invention Assignment and Secrecy Agreements......................  17
     7.13 Further Stock Issuances..........................................  17
     7.14 Use of Proceeds..................................................  17
     7.15 Regulation D Filing..............................................  17
     7.16 Notice of Record Dates...........................................  17
     7.17 Notice of Limited Offering Exemption.............................  18
     7.18 Certain Restrictions.............................................  18
     7.19 Compliance by Subsidiaries.......................................  19

SECTION 8 Restrictions on Transferability of Securities; Compliance with
          Securities Act...................................................  19

     8.1 Restrictions on Transferability...................................  19

     8.2 Certain Definitions...............................................   19
     8.3 Restrictive Legend................................................   20
     8.4 Notice of Proposed Transfers......................................   21
     8.5 Requested Registration............................................   21
     8.6 Company Registration..............................................   23
     8.7 Expenses of Registration..........................................   24
     8.8 Registration on Form S-2 or Form S-3..............................   25
     8.9 Registration Procedures...........................................   25
     8.10 Indemnification..................................................   26
     8.11 Information by Holder............................................   27
     8.12 Limitations on Registration of Issues of Securities..............   27
     8.13 Rule 144 Reporting...............................................   28
     8.14 Transfer or Assignment of Registration Rights....................   28
     8.15 "Market Stand-off" Agreement.....................................   28

SECTION 9 Miscellaneous....................................................   29

     9.1 Governing Law.....................................................   29
     9.2 Survival..........................................................   29
     9.3 Successors and Assigns............................................   29
     9.4 Entire Agreement; Amendment.......................................   29
     9.5 Notices, etc......................................................   29
     9.6 Delays or Omissions...............................................   30
     9.7 Rights; Separability..............................................   30
     9.8 Agent's Fees......................................................   30
     9.9 Information Confidential..........................................   30
     9.10 Expenses.........................................................   31
     9.11 Titles and Subtitles.............................................   31
     9.12 Counterparts.....................................................   31
     9.13 California Qualification.........................................   31

SCHEDULES AND EXHIBITS

Schedule of Series 1 Purchasers

Schedule of Series 2 Purchasers

Schedule of Exceptions to Representations and Warranties
Exhibit A  -  Restated Articles of Incorporation

Exhibit B  -  Opinion of Luce, Forward, Hamilton & Scripps

Exhibit C  -  Form of Invention Assignment and Secrecy Agreement and Invention
              and Secrecy Agreement

Exhibit D  -  Second Amendment to 8% Convertible Subordinated Debentures Due
              1988 Purchase Agreement, Security Agreement and Debenture Instrument, As Amended By the Amendment Agreement

              CONVERTIBLE PREFERRED STOCK, SERIES 1 AND SERIES 2,
              ---------------------------------------------------

                               PURCHASE AGREEMENT
                               ------------------

     AGREEMENT made as of the 8th day of December, 1983, by and among APPLIED MICRO CIRCUITS CORPORATION (the "Company"), a California corporation having offices at 5502 Oberlin Drive, San Diego, California 92121, and each of the persons severally listed on the Schedule of Series 1 Purchasers and the Schedule of Series 2 Purchasers attached hereto (collectively, the "Schedule of Purchasers"). The persons listed on the Schedule of Purchasers are sometimes hereinafter referred to as the "Purchasers" and individually as a "Purchaser."

     WHEREAS, the Company desires to issue and sell, and the Purchasers desire to purchase, certain securities of the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

                                   SECTION 1

                 Authorization, Purchase and Sale of the Shares
                 ----------------------------------------------

     1.1  Authorization of the Shares.  The Company has, or before the Closing
          ---------------------------
(as hereinafter defined) will have, authorized the sale and issuance of up to four hundred ten thousand (410,000) shares (the "Series 1 Shares") of its Preferred Stock, Series 1 ("Series 1 Preferred") and up to two hundred eighty-five thousand eight hundred (285,800) shares (the "Series 2 Shares") of its Preferred Stock, Series 2 ("Series 2 Preferred") having the respective rights, restrictions, privileges and preferences as set forth in the Restated Articles of Incorporation of the Company (the "Restated Articles") attached to this Agreement as Exhibit A. Both Series 1 Shares and Series 2 Shares are sometimes hereinafter collectively referred to as the "Shares," and the Series 1 Preferred and the Series 2 Preferred are sometimes hereinafter collectively referred to as the "Preferred."

     1.2  Sale and Purchase of the Shares.  At the Closing (as defined in
          -------------------------------
Section 2.1 hereof), and subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell (i) to the Purchasers listed on the Schedule of Series 1 Purchasers and each such Purchaser will purchase from the Company the number of Series 1 Shares set forth opposite its name in the column entitled "Total Shares" on the Schedule of Series 1 Purchasers at the price of $21.00 per share in the total amount set forth opposite its name in the column labelled "Total Investment" and (ii) to the Purchasers listed on the Schedule of Series 2 Purchasers and each such Purchaser will purchase from the Company the number of Series 2 Shares set forth opposite its name in the column entitled "Total Shares" on the Schedule of Series 2 Purchasers at the price of $21.00 per share in the total amount set forth opposite its name in the column labelled "Total Investment."

                                   SECTION 2

                         Closing, Payment and Delivery
                         -----------------------------

     2.1  Closing Date and Place of Closing.  The closing of the purchase and
          ---------------------------------
sale of the Shares hereunder (the "Closing") in the amounts and to the persons specified in the Schedule of Purchasers shall be held immediately following the execution and delivery of this Agreement (the "Closing Date"). The place of the Closing (including the place of delivery to the Purchasers by the Company of the certificates evidencing all Shares being purchased and the place of payment to the Company by the Purchasers of the purchase price therefor) shall be at the offices of Luce, Forward, Hamilton & Scripps, 110 West A Street, San Diego California, or such other place as a majority in interest of the Purchasers shall designate by notice to the Company given at least five (5) business days prior to the Closing Date.

     2.2  Payment and Delivery.  At the Closing, (i) each Purchaser of Series
          --------------------
1 Shares will pay for such shares by surrender of the Company's 8% Convertible Subordinated Debentures due 1988 (the "Debentures") held by such Purchaser for cancellation of a principal amount equal to the amount set forth next to such Purchaser's name on the Schedule of Series 1 Purchasers under the column "Total Investment" and (ii) each Purchaser of Series 2 Shares will pay for such Shares in cash or by check, wire transfer, cancellation of indebtedness or such other form of payment as shall be mutually agreed upon by the Company and that Purchaser, the amount set forth opposite its name in the column labelled "Total Investment" on the Schedule of Series 2 Purchasers; and the Company will deliver to each Purchaser a certificate or certificates representing the number of Series 1 and Series 2 Shares purchased as set forth opposite such Purchaser's name in the column labelled "Total Shares" on the Schedule of Series 1 Purchasers and the Schedule of Series 2 Purchasers.

                                   SECTION 3

                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company hereby represents and warrants to the Purchasers as follows, except as set forth on the "Schedule of Exception" delivered to the Purchasers prior to the execution hereof and attached hereto.

     3.1  Organization and Standing; Articles and By-laws.  The Company is a
          -----------------------------------------------
corporation duly organized and existing under the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power to own properties owned by it and to conduct business as being conducted by it and as contemplated by the Company's Confidential Private Placement Memorandum dated October 20, 1983 and the Supplement thereto dated as of November 10, 1983 with respect to the sale of the Shares (collectively referred to as the "Memorandum"). The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the character and location of its properties (owned or leased) or the nature of its business requires such qualification, except for such jurisdictions where the failure to so qualify would not materially and adversely affect the business, operations or financial conditions of the Company. The Company has furnished special counsel to the Purchasers with true, correct and complete copies of its Restated Articles of Incorporation, By-Laws and all amendments to each to date and will furnish copies of any such documents to any Purchaser who so requests. Prior to the Closing, the Restated Articles shall have been properly adopted by all necessary corporate action and the Company shall have properly filed the Restated Articles with the Secretary of State of California.

     3.2  Corporate Power.  The Company has all requisite corporate power to
          ---------------
enter into this Agreement and will have at the Closing Date all requisite corporate power to sell the Shares and to carry out and perform its obligations under the terms of this Agreement.

     3.3  Subsidiaries.  The Company has no subsidiaries and does not own of
          ------------
record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity.

     3.4  Capitalization.  Immediately prior to the Closing, the Company's
          --------------
authorized capital stock will consist of (a) Twenty-five million (25,000,000) shares of Common Stock (the "Common Stock"), of which 1,288,918 shares will be issued and outstanding immediately prior to the Closing, and (b) Four hundred ten thousand (410,000) shares of Series 1 Preferred shares and Three hundred thousand (300,000) shares of Series 2 Preferred, no shares of which will be issued and outstanding prior to the Closing. All the aforesaid issued and outstanding shares will have been duly authorized and validly issued, will be fully paid and non-assessable, and have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. An aggregate of 12,666,334 shares of Common Stock have been reserved for issuance upon conversion of the Preferred. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock, except with respect to the Preferred in accordance with the provisions of this Agreement, Debentures in the aggregate principal amount of $8,583,015 outstanding prior to the Closing which are convertible into an aggregate of 9,809,191 shares of Common Stock and other than as set forth in the Schedule of Exceptions. To the best of the Company's knowledge and belief, no shareholder has granted options or other rights to purchase any securities of the Company from such shareholder other than as set forth in the Schedule of Exceptions hereto. The Company holds no shares of its capital stock in its treasury.

     3.5  Authorization.  All corporate action on the part of the Company, its
          -------------
directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Shares and of the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and principles of equity relating to specific enforcement of this Agreement. The execution, delivery and performance by the Company of this Agreement and compliance therewith and the issuance and sale of the Shares and Common Stock issuable upon conversion of the Shares will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or Federal law to which the Company is subject, the Restated Articles or the Company's By-Laws, as amended, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term. No shareholder or other person has any preemptive rights or rights of first refusal by reason of the issuance of the Shares, except as set forth in the Schedule of Exceptions and all such rights, if any, have been complied with or validly waived. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens, charges or encumbrances subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and not subject to any preemptive rights or rights of first refusal not waived or validly complied with and, upon issuance, will be validly issued, fully paid and nonassessable.

     3.6  Financial Information.  The audited financial statements of the
          ---------------------
Company as of March 31, 1983, and the unaudited interim financial statements as of September 30, 1983 and the respective notes thereto, included in the Memorandum, a copy of which has been delivered to each Purchaser (collectively, the "Financial Statements"), including the balance sheet as of September 30, 1983 (the "Balance Sheet") and a Statement of Income for the six month period ended September 30, 1983 (the "Income Statement"), present fairly the financial position and results of operations of the Company at the dates and for the periods to which they relate, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon in accordance with generally accepted accounting principles as at the respective dates thereof.

     3.7  Outstanding Debt.  The Company has no outstanding indebtedness for
          ----------------
borrowed money except as reflected on the Balance Sheet and is not a guarantor or otherwise contingently liable for any such indebtedness. There exists no default under the provisions of any instrument evidencing such indebtedness or of any agreement relating thereto.

     3.8  Absence of Undisclosed Liabilities.  The Company has no material
          ----------------------------------
liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due) which are not fully reflected or provided for on the Balance Sheet, except as listed on the Schedule of Exceptions. The Company does not know of any material liability of any nature, direct or indirect, contingent or otherwise, or in any amount not adequately reflected or reserved against in the Balance Sheet, except as set forth on the Schedule of Exceptions.

     3.9.  Absence of Certain Changes.  Except to the extent described in the
           --------------------------
Schedule of Exceptions, since September 30, 1983 there has not been:

          (a) any material adverse change in the condition, assets, liabilities or business of the Company from that shown on the Balance Sheet;

          (b) any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business or plans of the Company;

          (c) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

          (d) any labor dispute, or to the Company's knowledge or belief, any event or condition of any character, materially adversely affecting the business or plans of the Company.

     3.10  Taxes.  The Company has filed or will file within the time
           -----
prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the State of California, and (except to the extent that the failure to file would not have a material adverse effect on the condition or operations of the Company) with all other jurisdictions where such filing is required by law; and the Company has paid, or made adequate provision in the Balance Sheet for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports. The Company knows of
(i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis thereof. The Company's federal income tax returns have not been audited by the Internal Revenue Service.

     3.11  Contracts; Insurance.  Except as set forth in the Schedule of
           --------------------
Exceptions, the Company has no currently existing contract, obligation commitment (written or oral) of any material nature pursuant to which the Company's obligations exceed $100,000 or which has a term greater than five years, including without limitation the following:

          (a) Employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company and agreements among shareholders and the Company;

          (b) Loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Company's property or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person;

          (c) Agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

          (d) Agreements with any labor union or collective bargaining organization or other labor agreements;

          (e) Any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors;

          (f) Any indenture, agreement or other document (including private placement brochures) relating to the sale or repurchase of shares;

          (g) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Company is a party;

          (h) Agreements limiting the freedom of the Company to compete in any line of business or in any geographic area or with any person;

          (i) Agreements providing for disposition of the business, assets or shares of the Company, agreements of merger or consolidation to which the Company is a party or letters of intent with respect to the foregoing;

          (j) Agreements involving or letters of intent with respect to the acquisition of the business, assets or shares of any other business; and

          (k)  Insurance policies.

     The Company has complied with all the material provisions of all said contracts, obligations, and commitments and is not in default of any such provision thereunder.

     The Company maintains insurance which is adequate to protect the Company against the risks involved in the business conducted by it as is customarily maintained by well-managed companies engaged in similar activities.

     3.12  Shareholders, Directors and Officers; Indebtedness.  Set forth on
           --------------------------------------------------
the Schedule of Exceptions is a correct and complete list or description of all indebtedness of the Company to its officers, directors or shareholders or any of their respective relatives and of all indebtedness of such persons to the Company. To the best of the Company's knowledge and belief, none of the officers, significant employees or consultants of the Company, or their respective spouses or relatives, owns directly or indirectly, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company.

     3.13  Litigation and Bankruptcy Proceedings.
           -------------------------------------

          (a) There is neither pending nor, to the Company's knowledge and belief, threatened any action, suit, proceeding or claim, or any basis therefor or threat thereof, whether or not purportedly on behalf of the Company, to which the Company is or may be named as a party or its property is or may be subject and in which an unfavorable outcome, ruling or finding might have a material adverse effect on the condition, financial or otherwise, or operations of the Company; and the Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which, if granted, would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

          (b) The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other law or statute of the United States of America or any other jurisdiction.

     3.14  Consents.  All consents, approvals, qualifications, orders,
           --------
approvals or authorizations of, or filings with, any governmental authority, including the Commissioner of Corporations of the State of California, required in connection with the Company's valid execution, delivery and performance of this Agreement, and the offer, sale and issuance of the Shares by the Company, the conversion of the Shares, the issuance of Common Stock upon conversion of the Shares, the adoption of the Second Amendment to 8% Convertible Subordinated Debentures Due 1988 Purchase Agreement, Security Agreement and Debenture Instrument, As Amended By The Amendment Agreement in the form of Exhibit D hereto (the "Debenture Amendment"), and the consummation of any other transaction contemplated on the part of the Company hereby, shall have been duly obtained and shall be effective on and as of the Closing, except the recording of the Restated Articles with the Secretary of State of the State of California, the filing referred to in Section 7.17 hereof, notices of sale required to be filed pursuant to Regulation D under the Securities Act of 1933, and except such filings as have been made prior to the Closing.

     3.15  Title to Properties; Liens and Encumbrances.  The Company does not
           -------------------------------------------
have any ownership interest in real property. The Company has a valid and indefeasible ownership interest in all the property and assets recorded on the Balance Sheet, free from all pledges, liens, security interests, conditional sale agreements, encumbrances or charges, except as shown on the Balance Sheet or listed on the Schedule of Exceptions.

     3.16  Leases.  The Company's material lease obligations are disclosed in
           ------
the Financial Statements and there has been no material change in such obligations since September 30, 1983.

The Company enjoys peaceful and undisturbed possession under all its material leases of real or personal property, all such leases are valid and subsisting and none of them is in default in any material respect.

     3.17  Business of the Company.  The Company has no knowledge or belief
           -----------------------
that (i) there is pending or threatened any claim or litigation against or affecting the Company contesting its right to produce, manufacture, sell or use any product, process; method, substance, part or other material presently produced, manufactured, sold or used or planned to be produced, manufactured, sold or used by the Company in connection with the operations of the Company; or
(ii) there exists, or there is pending or planned, any patent, invention, device, application or principle, or any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or otherwise, or the operations of the Company. The Company currently intends to engage in the business of the same general type as described in the Memorandum.

     3.18  Franchises, Licenses, Trademarks, Patents and Other Rights.  The
           ----------------------------------------------------------
Company has all franchises, permits, certificates, authorizations, licenses and other similar authority required by law or governmental regulations from all applicable Federal, state or local authorities and any other regulatory authorities or necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and it is not in default in any material respect under any of such franchises, permits, certificates, authorizations, licenses or other similar authority. The Company possesses all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights necessary to conduct its business as now being conducted and as planned to be conducted without conflict with or infringement upon any valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and has not received any notice of infringement upon or conflict with the asserted rights of others.

     3.19  Issuance Taxes.  All taxes imposed by law in connection with the
           --------------
issuance, sale and delivery of the Shares shall have been fully paid, and all laws imposing such taxes shall have been fully complied with, prior to the Closing Date.

     3.20  Offering.  Subject in part to the truth and accuracy of the
           --------
Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Shares and the Common Stock issuable upon conversion of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act", which term shall include any successor federal statute), and from the qualification requirements of the California Corporate Securities Law of 1968, as amended, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

     3.21  Compliance with Other Instruments.  The Company is not in violation
           ---------------------------------
of any term of its Articles of Incorporation as amended prior to the adoption of the Restated Articles, the

Restated Articles or its By-Laws, as amended. The Company is not in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

     3.22  Employees.  To the best of the Company's knowledge and belief, no
           ---------
employee of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not subject the Company or any Purchaser to any liability. The Company does not have any collective bargaining agreement covering any of its employees.

     3.23  Registration Rights.  Except as set forth in the Schedule of
           -------------------
Exceptions and as provided for in this Agreement, the Company is not under any obligation to register (as defined in Section 8.2 below) any of its currently outstanding securities or any of its securities which may hereafter be issued.

     3.24  Disclosure.  This Agreement, the Schedule of Exceptions, the
           ----------
Memorandum and the Financial Statements delivered to the Purchasers do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.

                                   SECTION 4

                  Representations and Warranties of Purchasers
                  --------------------------------------------

     Each Purchaser represents and warrants to the Company, severally and not jointly, and only as to himself or itself, as follows:

     4.1  Experience.  He or it is experienced in evaluating and investing in
          ----------
newly organized, high technology companies such as the Company.

     4.2  Investment.  He or it is acquiring the Shares for investment or its
          ----------
own account and not with the view to, or for resale in connection with, any distribution thereof. He or it understands that the Shares and the shares of Common Stock issuable upon conversion of the Shares have not been registered under the Securities Act by reason of specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of his or its investment intent as expressed herein.

     4.3  Rule 144.  He or it acknowledges that the Shares must be held
          --------
indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. He or it has been advised or is aware of the provisions of Rule 144 promulgated under the Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4  Access to Data.  He or it has had an opportunity to discuss the
          --------------
Company's business, management and financial affairs with its management and has had the opportunity to review the Company's facilities.

                                   SECTION 5

                      Conditions to Closing of Purchasers
                      -----------------------------------

     The obligation of each Purchaser to purchase the Shares to be purchased at the Closing is subject to the fulfillment to their satisfaction on or prior to the Closing Date of each of the following conditions:

     5.1  Representations and Warranties Correct.  The representations and
          --------------------------------------
warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

     5.2  Performance.  All covenants, agreements and conditions contained in
          -----------
this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

     5.3  Opinion of Company's Counsel.  Each Purchaser shall have received
          ----------------------------
from Luce, Forward, Hamilton & Scripps, counsel to the Company, an opinion addressed to it, dated the Closing Date, and in substantially the form attached as Exhibit B hereto.

     5.4  Legal Investment.  At the time of the Closing, the purchase of the
          ----------------
Shares to be purchased by each Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

     5.5  Compliance Certificate.  The Company shall have delivered to each
          ----------------------
Purchaser a certificate of the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and
5.2 of this Agreement.

     5.6  Proceedings and Documents.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to each Purchaser and its counsel.

     5.7  Invention Assignment and Secrecy Agreements.  Each person employed
          -------------------------------------------
by the Company who has access to proprietary information concerning the Company shall have executed and delivered to the Company either an Invention Assignment and Secrecy Agreement or an Invention and Secrecy Agreement, the forms of which are annexed hereto as Exhibit C.

     5.8  Qualifications.  The Company shall have received a permit from the
          --------------
Commissioner of Corporations of the State of California qualifying the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares pursuant to this Agreement and authorizing the Debenture Amendment, which permit shall be effective on and as of the Closing. In addition, all other authorizations, approvals, notices or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, the conversion of the Shares into Common Stock, the issuance of such Common Stock upon such conversion, the approval of the Debenture Amendment and the consummation of all the transactions contemplated hereby shall have been duly obtained and shall be effective on and as of the Closing.

     5.9  Restated Articles of Incorporation.  The Restated Articles shall
          ----------------------------------
have been approved by all necessary corporate action and filed with the Secretary of State of the State of California and shall be in full force and effect.

     5.10  Minimum Investment.  At the Closing, the Purchasers shall purchase
           ------------------
Series 1 Shares and Series 2 Shares in aggregate purchase prices of not less than $8,153,864 and $4,000,000, respectively.

     5.11  Amendment of By-Laws.  The Company shall have amended its By-Laws
           --------------------
to provide that persons owning 20% or more of the Preferred and the Common Stock issued upon conversion of the Preferred, or any combination thereof, can call special meetings of shareholders and special meetings of the Board of Directors and that 25% of the directors can call special meetings of the Board of Directors.

     5.12  Key Man Life Insurance.  The Company agrees that it will obtain
           ----------------------
with financially sound and reputable insurers term life insurance on the lives of such officers and employees of the Company in such amounts as the majority of the members of the Board of Directors shall determine.

     5.13  Legal Fees.  The Company will pay the legal fees, disbursements and
           ----------
office charges and expenses of Reavis & McGrath, special counsel to the Purchasers, with respect to this Agreement and the transactions contemplated hereby.

     5.14  Notice of Limited Offering Exemption.  The Company shall have
           ------------------------------------
completed and executed a "Notice of Transaction pursuant to Corp. Code 25102(f)" in form suitable for filing with the Commissioner of Corporations of the State of California, or will have received a permit from the Commissioner of Corporations in lieu thereof with respect to the Shares and the shares of Common Stock issuable upon conversion of the Shares.

     5.15  Amendment to Debenture Purchase Agreement.  The 8% Convertible
           -----------------------------------------
Subordinated Debentures due 1988 Purchase Agreement shall be amended in accordance with the form of Debenture Amendment attached hereto as Exhibit D and the Debenture Amendment shall be in full force and effect.

                                   SECTION 6

                        Conditions to Closing of Company
                        --------------------------------

     The Company's obligation to sell the Shares to be purchased at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

     6.1  Representations.  The representations made by the Purchasers
          ---------------
pursuant to Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

     6.2  Legal Investment.  At the time of the Closing, the conditions set
          ---------------
forth in Sections 5.8, 5.9, 5.10, 5.11 and 5.15 shall have occurred and the purchase of the Shares to be purchased by the Purchasers hereunder shall be legally permitted by all laws and regulations to which each Purchaser and the Company are subject.

     6.3  Minimum Investment.  At the Closing, the Purchasers shall purchase
          ------------------
Series 1 Shares and Series 2 Shares in aggregate purchase prices of not less than $8,153,864 and $4,000,000, respectively.

                                   SECTION 7

                            Covenants of the Company
                            ------------------------

     The Company hereby covenants and agrees, so long as any Purchaser owns any Shares or any shares of Common Stock issued upon conversion of Preferred, as follows:

     7.1  Access and Information.  Until the earlier to occur of (i) the date
          ----------------------
on which the Company is subject to the reporting requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, or (ii) the date on which quotations for the Common Stock of the Company are reported by the automated quotations system operated by the National Association of Securities Dealers, Inc., or by an equivalent quotations system, the Company will permit any Purchaser who owns (or has been designated as the representative of holders of) Series 1 Shares (or shares of Common Stock issued upon conversion thereof) in the aggregate purchase price of $250,000 or more, or Series 2 Shares (or shares of Common Stock issued upon conversion thereof) in the aggregate purchase price of $250,000 or more, or any combination thereof, to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request, and the Company will deliver the reports described below:

          (a) To all Purchasers of the Shares, as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company;

          (b) To each Purchaser who owns (or has been designated as the representative of holders of) Series 1 Shares (or shares of Common Stock issued upon conversion thereof) in the aggregate purchase price of $250,000 or more, or Series 2 Shares (or shares of Common Stock issued upon conversion thereof) in the aggregate purchase price of $250,000 or more, or any combination thereof, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company;

          (c) To each Purchaser who owns (or has been designated as the representative of holders of) Series 1 Shares (or shares of Common Stock issued upon conversion thereof) in the aggregate purchase price of $250,000 or more, or Series 2 Shares (or shares of Common Stock issued upon conversion thereof) in the aggregate purchase price of $250,000 or more, or any combination thereof, as soon as practicable after the end of each month and in any event within thirty
(30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month, and consolidated statements of income and of sources and applications of funds of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with generally accepted accounting principles consistently applied, together with a comparison of such statements to the Company's operating plan then in effect and approved by its Board of Directors, and certified, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company; and

          (d) To any Purchaser described in subparagraph (c) above, upon the written request of any such person, as soon as available (but in any event within sixty (60) days after the commencement of its fiscal year) a summary of the financial plan of the Company, as contained in its operating plan approved by the Company's Board of Directors. Any material changes in such financial plan shall be furnished as promptly as practicable after such changes have been approved by the Board of Directors.

          In connection with the receipt of information to be provided in accordance herewith to the Purchasers, the Purchasers agree to use their best efforts to keep all such information confidential; provided, that a Purchaser shall not be restricted from the use of such information in a manner customary in the conduct of such Purchaser's business or in the management of its investments. The Purchasers agree that, upon request by the Company, they will enter into a confidentiality agreement with the Company upon such reasonable terms as are consistent with the foregoing.

          The foregoing provisions of this Section 7.1 shall not be in limitation of any rights which a Purchaser may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

     7.2  Right of First Refusal.  The Company hereby grants to each Purchaser
          ----------------------
the right of first refusal to purchase, pro rata, all (or any part) of New Securities (as defined in this Section 7.2) which the Company may, from time to time, propose to sell and issue. A Purchaser's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock which have been issued or are issuable upon conversion of all the Shares purchased by such Purchaser under this Agreement to the sum the total number of shares of Common Stock which have been issued upon conversion and the total number of shares of Common Stock then issuable upon conversion of all then outstanding Shares. Each Purchaser shall have a right of over-allotment such that if any Purchaser fails to exercise his right hereunder to purchase his pro rata portion of New Securities, the other Purchasers may purchase the non-purchasing Purchaser's portion on a pro rata basis (allocated equitably on the basis of the other Purchasers' relative holdings of shares of Common Stock issued or issuable upon conversion of the Shares and indications of interest on the applicable subscriptions) within five (5) days from the date such non-purchasing Purchaser fails to exercise his right hereunder to purchase his pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

          (a) "New Securities" shall mean any capital stock (including the Common Stock or the Preferred) of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that have voting rights or are, or may become, convertible into capital stock; provided that the term "New Securities" shall not include (i) securities purchased under this Agreement; (ii) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such corporation; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features, including warrants, options or other rights to purchase capital stock, and are not convertible into capital stock of the Company; (v) securities issued to employees, constituting Management Stock (as such term is defined in

Section 7.13 hereof); or (vi) securities issued upon voluntary or involuntary conversion of, or in exchange for, outstanding securities of the Company.

          (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Purchaser shall have thirty
(30) days from the date of receipt of any such notice to agree to purchase the Purchaser's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (c) In the event the Purchasers fail to exercise the right of first refusal within said thirty (30) day period and after the expiration of the 5-day period for the exercise of the over-allotment provisions of this Section 7.2, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of said agreement) to sell the New Securities respecting which the Purchasers' option was not exercised, at a price and upon general terms no more favorable to the purchases thereof than specified in the Company's notice. In the event the Company has not sold within said 120-day period or entered into an agreement to sell the New Securities within said 120-day period (or sold and issued New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Purchasers in the manner provided above.

          (d) The right of first refusal granted under this Agreement shall expire upon the closing of the first sale of Common Stock of the Company to the public at an aggregate offering price of at least two times the aggregate amount paid for the Shares, which sale is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the "Commission") under the Securities Act, with gross proceeds to the Company as seller of not less than $10,000,000.

          (e) The right of first refusal set forth in this Section 7.2 may be assigned by any Purchaser to a transferee or assignee in a transaction not involving a public offering; provided that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the Purchaser whose right is being assigned; and provided further that the transferee or assignee of such right is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights assumes the obligations of such Purchaser under this Section 7.2.

     7.3  Prompt Payment of Taxes, etc.  The Company will promptly pay and
          ----------------------------
discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto required to be established by generally accepted accounting principles, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to operations of the Company, unless such indebtedness is being contested in good faith, in which case the Company will establish an appropriate reserve to the extent required by generally accepted accounting principles.

     7.4  Maintenance of Properties and Leases.  The Company will keep its
          ------------------------------------
properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries will at all times comply with each provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

     7.5  Insurance.  The Company will keep its assets and those of its
          ---------
subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company or any subsidiary from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

     7.6  Key Man Life Insurance.  The Company will cause the term life
          ----------------------
insurance required by Section 5.12 hereof to be maintained upon the terms and conditions set forth therein, as determined by a majority of the members of the Board of Directors.

     7.7  Accounts and Records.  The Company will keep true records and books
          --------------------
of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

     7.8  Independent Accountants.  The Company will retain independent public
          -----------------------
accountants of recognized national standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants, so selected, or any firm of independent public accounts hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Purchasers and will request the firm of independent public accountants whose services are terminated to deliver to the Purchasers a letter of such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another such firm of independent public accountants. In its notice to the Purchasers, the Company shall state whether the change of accountants was recommended or approved by the Board of Directors or any committee thereof.

     7.9   Compliance with Requirements of Governmental Authorities.  The
           --------------------------------------------------------
Company shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

     7.10  Maintenance of Corporate Existence, etc.  The Company shall maintain
           ---------------------------------------
in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of their business.

     7.11  Availability of Common Stock for Conversion.  The Company will, from
           -------------------------------------------
time to time, in accordance with the laws of the state of its incorporation, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of all the then outstanding shares of Preferred.

     7.12  Invention Assignment and Secrecy Agreements.  The Company and each
           -------------------------------------------
person hereafter employed by it with access to confidential information will enter into an Invention and Secrecy Agreement in substantially the form of Exhibit C hereto.

     7.13  Further Stock Issuances.  Other than the Preferred contemplated by
           -----------------------
this Agreement, the Company will not issue any of its capital stock, or grant an option to purchase any of its capital stock, after September 30, 1983, except that (i) the Company may issue, or grant options to purchase, up to an aggregate of 4,010,811 shares of Common Stock to employees of the Company or a subsidiary ("Management Stock") and (ii) securities may be issued upon the conversion of outstanding convertible securities.

     7.14  Use of Proceeds.  The Company will use the proceeds from the sale of
           ---------------
the Shares for general corporate purposes and in accordance with the plans set forth in the Memorandum.

     7.15  Regulation D Filing.  The Company will file on a timely basis all
           -------------------
notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act and simultaneously furnish copies of each report of sale to special counsel for the Purchasers and each Purchaser who so requests in writing.

     7.16  Notice of Record Dates.  In the event of any setting by the Company
           ----------------------
of a record of the holders of any class of securities (other than the Preferred) for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to each Purchaser at least twenty (20) days prior to such record date, specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                                                                                            # in (S)7.13
                                                             Total         # on Pg. 13      of Purchase
                                                          Option Plan      to Articles       Agreement
                                                         ------------      ------------     ------------

9/30/93     - Option                   Plan                4,008,000          4,008,000
                     -----------------
            - Option exercised as of 9/30/89                                    497,189
                                                                             ----------
            - Unexercised/ungranted options                                   3,510,811       3,510,811

12/8/83     - Additional options added to Pool as
              part of financing 12/8/83                      500,000            500,000
                                                          ----------         ----------
            - Total as of 12/8/83                          4,508,000          4,010,811

1/31/85     - Shareholder consent to
              (a)  Increase option pool                      750,000            750,000
              (b) Provided 25K shares to consultant                              25,000
                                                          ----------         ----------
            - Total as of 1/31/85                          5,258,000          4,785,811

3/27/87     - Shareholder approval to increase
              option pool                                    350,000            350,000
                                                          ----------         ----------
            - Total as of 1/31/85                          5,608,000          5,135,811       5,135,811

9/14/87       Shareholder approval to increase
              option pool (Part of financing of 9/16)      1,300,000          1,300,000       4,201,365*
                                                          ----------         ----------
            - Total as of 9/1487                           6,908,000          6,435,111
            - Total option pool (6,908,000)
              less options outstanding 9/31/87
              (2,706,635)
              Net available 4,201,365
              As of 9/14/87

______________________

*This method created a 25,000 "discrepancy" between the Articles # of total
"allowable" shares and the (S)7.13 limit (list the 25K       shares)
                                                       -----

     7 17  Notice of Limited Offering Exemption.  If required by law, promptly
           ------------------------------------
after the Closing, but in no event later than thirty (30) days after the Closing Date, the Company shall file the Notice referred to in Section 5.14 hereof with the California Commissioner of Corporations.

     7.18  Certain Restrictions.  Without the prior written consent of the
           --------------------
holders of at least a majority of the total number of shares of Common Stock issued or issuable upon conversion of all the Shares, the Company (a) will not sell, lease or otherwise dispose of a material portion of its assets other than in the ordinary course of business; (b) will not sell or otherwise dispose of any stock of any subsidiary; and (c) will not permit any subsidiary to become a party to any merger, consolidation, reorganization, acquisition or commitment to take any action; provided, that a subsidiary of the Company may be merged into or consolidated with another subsidiary of the Company.

     7 19  Compliance by Subsidiaries.  The Company will cause any subsidiary
           --------------------------
it may organize in the future to comply fully with the provisions of this
Section 7 to the same extent as if such subsidiary or subsidiaries were the Company.

                                   SECTION 8

                       Restrictions on Transferability of
                   Securities; Compliance with Securities Act
                   ------------------------------------------

     8.1  Restrictions on Transferability.  The Shares and the Common Stock
          -------------------------------
issued upon conversion of the Shares shall not be transferable, except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act or, in the case of Section
8.14 hereof, to assist in an orderly distribution. Each Purchaser will cause any proposed transferee of Shares or Common Stock issued on conversion of the Shares held by that Purchaser to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 8.

     8.2  Certain Definitions.  As used in this Section 8, the following terms
          -------------------
shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 8.3 hereof.

     "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable upon the conversion of Preferred and (ii) any Common Stock issued in respect of securities issued pursuant to the conversion of Shares upon any stock split, stock dividend, recapitalization or similar event.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 8.5 and 8.6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits or accounting services incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder.

     "Holder" shall mean any holder of the outstanding Shares or Registrable Securities which have not been sold to the public.

     "Initiating Holders" shall mean any Purchasers or their assignees under
Section 8.14 hereof.

     8.3  Restrictive Legend.  Each certificate representing (i) the Shares,
          ------------------
or (ii) shares of the Company's Common Stock issued upon conversion of Preferred, or (iii) any other securities issued in respect of Preferred or the Common Stock issued upon conversion of Preferred, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THESE SECURITIES AND THE SHARES OF COMMON STOCK OF APPLIED MICRO CIRCUITS CORPORATION (THE "COMPANY") INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR ANY STATE SECURITIES LAWS. THEY MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF LUCE, FORWARD, HAMILTON & SCRIPPS OR REAVIS & MCGRATH OR OTHER COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THE COMPANY'S PURCHASE AGREEMENT DATED AS OF DECEMBER 8 , 1983 WITH THE PURCHASERS (AS IDENTIFIED THEREIN) CONTAINS ADDITIONAL PROVISIONS PERTAINING TO THE TRANSFER OF, AND RIGHTS ASSOCIATED WITH, THESE SECURITIES AND SUCH COMMON STOCK. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY'S PRINCIPAL OFFICES.

     Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 8.4(i) or the "no-action" letter referred to in Section 8.4(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws.

     8.4  Notice of Proposed Transfers.  The holder of each certificate
          ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 8.5 and 8.6), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of Reavis & McGrath or Luce, Forward, Hamilton & Scripps or other legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, where-upon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 8.3 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

     8.5  Requested Registration.
          ----------------------

          (a) Request for Registration.  If the Company shall receive from
              ------------------------
Initiating Holders a written request that the Company effect any registration with respect to all or a part of the Registrable Securities and (i) if such request is made before the Company has had its initial underwritten public offering, provided such request is made by the holders of not less than 67% of the total number of shares of Common Stock issued or issuable upon conversion of the Shares; or (ii) if such request is made after the Company has already had an initial underwritten public offering, provided such request is made by the holders of not less than 40% of the total number of shares of Common Stock issued or issuable upon conversion of the Shares, the Company will:

               (i) promptly give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the

Company; provided, that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 8.5:

               (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; or

               (B) After the Company has effected two such registrations pursuant to this Section 8.5(a) and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed.

               (C) If the written demand results in the Company's initial underwritten public offering, at least $10,000,000 in Common Stock must be sold by the Initiating Holders. If the written request does not result in the Company's initial underwritten public offering, a minimum of $5,000,000 in Common Stock must be sold by the Initiating Holders.

Subject to the foregoing clauses (A), (B) and (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

          The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 8.5(b) below, include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

          (b) Underwriting.  If the Initiating Holders intend to distribute the
              ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 8.5 and the Company shall include such information in the written notice referred to in Section 8.5(a)(i) above. The right of any Holder to registration pursuant to Section 8.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

          If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to Section 8.5, or if holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such a registration (the "Other Shareholders") request such inclusion, the Initiating Holders shall, on behalf of all Holders, offer to include the securities of such officers, directors and Other

Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 8. The Company shall (together with all Holders, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 8.5, if the representative advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by officers or directors (other than Registrable Securities) of the Company shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders of Registrable Securities and Other Shareholders whose securities would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all such Holders and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder of Registrable Securities, officer, director or Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     8.6  Company Registration.
          --------------------

          (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

               (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable

Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 8.6(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.6(a)(i). In such event the right of any Holder to registration pursuant to Section 8.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 8.6, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, and (a) if such registration is the first registered offering of the Company's securities to the public, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto, and (b) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than fifty percent (50%) of the securities included therein (based on aggregate market values). The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by officers and directors of the Company (other than Registrable Securities) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated among all such Holders and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     8.7  Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with any registration, qualification or compliance pursuant to this
Section 8 shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective, in which case the Holders and Other Shareholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and provided, further, that if a sale is not concluded once a request for registration is made, such registration shall be counted as a registration pursuant to Section 8.5(a)(ii)(B).

     8.8  Registration on Form S-2 or Form S-3.  The Company shall use its
          ------------------------------------
best efforts to qualify for registration on Form S-2 and Form S-3 or any comparable or successor form or forms; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of that Act following the effective date of the first registration of any securities of the Company on Form S-1 or Form S-18 or any comparable or successor form or forms. After the Company has qualified for the use of either Form S-2 or Form S-3 or both, in addition to the rights contained in the foregoing provisions of this Section 8, the Holders of Registrable Securities shall have the right to request registrations on Form S-2 or Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders).

     8.9  Registration Procedures.  In the case of each registration effected
          -----------------------
by the Company pursuant to Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

          (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day periods shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration in accordance with provisions in paragraph 8.15 hereof; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section l0(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

          (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

          (c) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 8.5 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

     8.10  Indemnification.
           ---------------

          (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

          (b) Each Holder and Other Shareholder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and Other Shareholder and each of their officers, directors and partners, and each person controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 8.10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     8.11  Information by Holder.  Each Holder of Registrable Securities, and
           ---------------------
each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder and the distribution proposed by such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

     8.12  Limitations on Registration of Issues of Securities.  From and
           ---------------------------------------------------
after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company, provided that this Section
8.12 shall not limit the right of the Company to enter any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder; and provided further that a majority of the representatives of the Purchasers on the Board of Directors may waive the requirement that the Company not enter into any agreement giving a holder of any securities of the Company the right to require the Company to initiate registration of any securities of the Company. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Section 8 and with the rights of the Holders provided in this Agreement.

     8.13  Rule 144 Reporting.  With a view to making available the benefits
           ------------------
of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

          (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

          (c) So long as a Purchaser owns any Restricted Securities, furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

     8.14  Transfer or Assignment of Registration Rights.  The rights to cause
           ---------------------------------------------
the Company to register securities granted to any Holder by the Company under Sections 8.5, 8.6 and 8.8 may be transferred or assigned by any Holder to a transferee or assignee, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights assumes the obligations of such Purchaser under this Section 8.

     8.15  "Market Stand-off" Agreement.  Each Purchaser agrees, if requested
           ----------------------------
by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it during the ninety (90) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

          (a) such agreement only applies to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering; and

          (b) all Holders, Other Shareholders and officers and directors of the Company enter into or are contractually obligated to enter into similar agreements.

     Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said ninety (90) day period.

                                   SECTION 9

                                 Miscellaneous
                                 -------------

     9.1  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the State of California.

     9.2  Survival.  The representations, warranties, covenants and agreements
          -------
made herein shall survive (i) any investigation made by or on behalf of any Purchaser and (ii) the Closing.

     9.3  Successors and Assigns.  Except as otherwise expressly provided
          ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, the Company may not assign its rights hereunder.

     9.4  Entire Agreement; Amendment.  This Agreement (including the
          --------------------------
Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Purchasers; provided, however, that holders of sixty percent (60%) or more of the Shares sold under this Agreement or such number of shares of Common Stock issued upon conversion of those sixty percent (60%) of the Shares, or any combination thereof, may by written instrument waive or modify any term or condition which operates for the benefit of the Purchasers, but in no event shall the obligation of any Purchaser hereunder to purchase Shares be increased, except upon the written consent of such Purchaser.

     9.5  Notices, etc.  All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to a Purchaser, as indicated on the Schedule of Purchasers attached hereto, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares or any Common Stock issued upon conversion of Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to you and each such other holder in writing.

     9.6  Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     9.7  Rights; Separability.  Unless otherwise expressly provided herein,
          --------------------
each Purchaser's rights hereunder are several rights, not rights jointly held with any of the other Purchasers. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9.8  Agent's Fees.
          ------------

          (a) The Company hereby agrees to indemnify and to hold each Purchaser harmless of and from any liability for any commission or compensation in the nature of an agent's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or any of its employees or representatives.

          (b) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company and the other Purchasers harmless from any liability for any commission or compensation in the nature of an agent's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

     9.9  Information Confidential.  Each Purchaser acknowledges that the
          ------------------------
information received by it pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose, disseminate or make any use of such information to any other person (other than your employees or agents having a need to know the contents of such information, and your attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or the Purchaser is required to disclose such information by a governmental body.

     9.10  Expenses.  The Company shall bear its own expenses and legal fees
           --------
incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, and the Company will pay the legal fees, disbursements and office expenses and charges, of Reavis & McGrath with respect to this Agreement and the transactions contemplated hereby to the extent provided in Section 5.13 hereof.

     9.11  Titles and Subtitles.  The titles of the paragraphs and
           --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     9.12  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     9.13  California Qualification.  The sale of the securities which are the
           ------------------------
subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful. The rights of all parties with respect to such securities are expressly conditioned upon such qualification being obtained.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

                              APPLIED MICRO CIRCUITS CORPORATION

                              By:
                                  ----------------------------------
                                  President

                              PURCHASERS:

                              ---------------------------------------

                              ---------------------------------------

                              ---------------------------------------

                              ---------------------------------------

                              ---------------------------------------

                              ---------------------------------------

                        SCHEDULE OF SERIES 1 PURCHASERS
                        -------------------------------


                                                          Principal Amount
                                     Total                  of Debentures                 Total
    Name and Address                 Shares                Being Tendered               Investment
------------------------     --------------------     -----------------------     --------------------



                                                                       TOTAL
                                                                                  ----------------------

                     TOTAL SCHEDULE OF SERIES 2 PURCHASERS
                     -------------------------------------


                                                         Total                            Total
Name and Address                                        Shares                         Investment
--------------------------------------           ---------------------           -----------------------



                                                                       TOTAL
                                                                                  ----------------------

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

     The following list of exceptions refers to the paragraphs of the Applied Micro Circuits Corporation, Convertible Preferred Stock, Series 1 and Series 2, Purchase Agreement dated as of December 8, 1983.


Paragraph
Reference
---------

3.4 As of October 31, 1983, options to purchase 3,352,147 common shares were outstanding to certain employees of the Company pursuant to the "1982 Employee Incentive Stock Option Plan of Applied Micro Circuits Corporation" ("ISO Plan"). The exercise price of these options is twelve and one half cents ($.125) per share. As of October 31, 1983, 227,307 of these outstanding options were exercisable. Additionally at that date there were options for 121,654 shares which were authorized under the ISO Plan but had not been granted. The outstanding options become exercisable over the next 5 years. As outlined in the Memorandum, after the completion of the present financing, management will request that up to 500,000 additional options be authorized for future grants. The number of outstanding common shares may change slightly by the Closing Date if some currently outstanding options are exercised between October 31, 1983 and the Closing Date.

3.6 The Company's largest order (in the amount of $5.5 million, of which $3.0 million was released as of 10/31/83) is from a military customer. Pursuant to government procurement regulations, this customer's purchase order was issued at a "not-to-exceed" price to permit shipments and acceptance and payment to proceed pending approval of the standard government cost justification documentation. AMCC carries this order in backlog at the "not-to-exceed" prices and has reported major sales in September and October, 1983 based on these "not-to-exceed" prices. The customer has also paid the September invoices as submitted. The Company does not feel that any material price adjustment will be made as a result of the final fixed price to be negotiated based on the cost disclosure information.

3.8 The Company leases facilities in San Diego and Cupertino. These lease obligations are not reflected on the Balance Sheet.

3.11           See disclosure of facilities leases in 3.16 below.

3.11(a)        See disclosure of stock options in 3.4 above.

3.11(b) The existing outstanding 8% Convertible Subordinated Debentures have been disclosed elsewhere.

3.11(c) The Company has agreements with various sales representatives which provide for sales commissions generally ranging from five
               (5) to ten (10) percent of sales in the representatives territory. These are agreements that are typical in the industry.

3.11(e)        Outstanding Contractual Commitments
               -------------------------------------
               As of November 11, 1983 the following
               contractual commitments were outstanding.

Vendor                                Item/Service                               P.O.  Value
------                                ------------                              --------------

Cambridge Instruments, Inc.           Scanning Electron Microscope                  $   99,190

Kyocera International, Inc.           64 1d.  package for WINGS                        333,850

Kyocera International, Inc.           84 PGA package for TULIP                         151,630

Zylin Corporation                     Metal Etch System                                255,000

Fairchild Test Systems                Sentry 20 Test System                            920,500

Signetics Corporation                 Junction Isolated Wafers                         793,100

Daisy                                 Workstations                                     110,000

Arrowhead Industrial Water            D.I.  Water
                                      5 yr.  contract with
                                      54 months remaining at $5,000/month              270,000

Master Images                         Blanket order for masks                          265,000

Pantronix Corporation                 Contract assembly service                        125,000

Union Carbide                         Bulk gases (H2, 02, N2)
                                      5 yr.  contract with 56 months
                                      remaining at $7,500/mo.                          412,500


Applied Materials                     Oxide Etch System                                338,875

Ultratech Stepper                     3 projection stepper (orders for 2
                                      are cancellable at no charge until
                                      6/84)                                         $1,006,200

Note:    B.  A.  Leasing, see Section 3.15.
         Building Leases, see Section 3.16.

3.11(h)  Thomson Agreement
         -----------------

               AMCC has established Thomson-EFCIS as a nontransferrable European second source for Thomson Group needs as well as Thomson-EFCIS external markets. AMCC will not enter into a second source agreement for the Q700 family of a similar scope with any third party semiconductor manufacturer in France over the 5-year contract period which commenced June 1982.

3.12 As of October 31, 1983, non-recourse promissory notes to the Company were outstanding in the total amount of $338,960, representing the purchase price for 11,308 shares of common stock issued to employees under the Company's Key Employee Stock Purchase Plan.

               The Company currently subcontracts its PC board layout work to Southland Engineering, a company owned by an AMCC engineer. Competitive bids are reviewed routinely for this ongoing effort which is estimated to approximate $11,000 annually.

               The Company also subcontracts certain engineering prototype assembly work to United Semiconductor Assembly, a company partially owned by a Quality Assurance employee. Competitive bids are reviewed routinely for this on-going effort, which is estimated to approximate $4,000 annually.

3.13           On December 7, 1982, a customer, International Telemetrics, Ltd.
               filed a complaint against the Company alleging breach of contract and other related claims. These claims derived from a contract between International Telemetrics and the Company and involved engineering design work for an integrated circuit for an electronic metronome. The amount of this design contract was approximately $10,000. The aggregate amount claimed in the complaint is $1,510,000. The Company does not believe that there is substance to the claims, or that a material liability will result from this lawsuit.

3.15 As part of the $2 million lease line with B.A. Leasing, AMCC has agreed to maintain as collateral for the lease payments, cash equivalent instruments to be held by Bank of America, in the amount of 12 months of future lease payments. As of September 30, 1983 and November 11, 1983, such collateral amounted to approximately $301,000. This amount of the Company's cash and cash equivalents are restricted. These collateral amounts will be increased as the amount of leased equipment is increased. The collateral will be released as certain levels of profitability, and lease payment coverage ratios are met. This collateral will be released during fiscal 1985 if the Company's projections are met.

3.16 The Company leases a 21,000 square foot facility at 5502 Oberlin Drive in San Diego, in which its offices and manufacturing are located. This lease is for 10 years from May, 1983, with initial monthly payments of approximately $17,500, which payments will be subject to inflation-related increases. This lease is for the land, building and a portion of the leasehold improvements.

               In November, 1983, the Company signed a lease for an additional 13,643 square foot facility at 5501 Oberlin Drive in San Diego, into which its engineering, design, and administrative offices will be relocated in approximately January 1984. The lease term is for three years with renewal options and monthly payments of approximately $11,000, which payments will be subject to inflation-related increases. The lease is for land, building and the majority of required leaseholder improvements. Additional leasehold improvements of approximately $67,000 will be installed and paid for in cash by the Company.

               The Company leases 2,000 square feet of space in Cupertino, CA at a cost of $2,094 per month and this lease expires in May, 1984. This space is not currently used by AMCC and is being sublet to a tenant at a monthly rent of $2,094.

               The Company has a $2 million equipment lease line with B.A. Leasing, a Bank of America affiliate, approximately $1.2 million of which was utilized as of September 30, 1983. The Company is currently completing negotiations for an additional $4.0 million lease line (for a total of $6.0 million) arranged through B.A. Leasing. These leases are reflected on the Company's balance sheet as they are concluded. The Company subleases approximately $600,000 of equipment from Solitron Devices. Solitron has asserted that certain additional lease payments are due from AMCC. The Company disputes this allegation, believes that it is without merit, and feels that there will be no material liability that will result from this allegation.

3.17 The Company has been given notice by Motorola and AT&T that they believe AMCC may be infringing certain patents held by their respective companies. The Company is evaluating the patent infringement claims and feels that there will be no material liability that will result from these claims. The purpose of the contacts by these companies was to sign AMCC as a licensee of patents covering processes and circuits that may be used by AMCC. Such licensing agreements at modest royalty rates are typical in the industry and if AMCC were to enter such licensing agreements, they would not constitute a material liability to AMCC.

3.18           See Patent discussion in Section 3.17.

3.32 The currently outstanding Debentures have certain registration rights.

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

     The following list of exceptions refers to the paragraphs of the Applied Micro Circuits Corporation, Convertible Preferred Stock, Series 1 and Series 2, Purchase Agreement dated as of December 8, 1983.

Paragraph
Reference
---------

3.4 As of October 31, 1983, options to purchase 3,352,147 common shares were outstanding to certain employees of the Company pursuant to the "1982 Employee Incentive Stock Option Plan of Applied Micro Circuits Corporation" ("ISO Plan"). The exercise price of these options is twelve and one half cents ($.125) per share. As of October 31, 1983, 227,307 of these outstanding options were exercisable. Additionally at that date there were options for 121,654 shares which were authorized under the ISO Plan but had not been granted. The outstanding options become exercisable over the next 5 years. As outlined in the Memorandum, after the completion of the present financing, management will request that up to 500,000 additional options be authorized for future grants. The number of outstanding common shares may change slightly by the Closing Date if some currently outstanding options are exercised between October 31, 1983 and the Closing Date.

3.6 The Company's largest order (in the amount of $5.5 million, of which $3.0 million was released as of 10/31/83) is from a military customer. Pursuant to government procurement regulations, this customer's purchase order was issued at a "not-to-exceed" price to permit shipments and acceptance and payment to proceed pending approval of the standard government cost justification documentation. AMCC carries this order in backlog at the "not-to-exceed" prices and has reported major sales in September and October, 1983 based on these "not-to-exceed" prices. The customer has also paid the September invoices as submitted. The Company does not feel that any material price adjustment will be made as a result of the final fixed price to be negotiated based on the cost disclosure information.

3.8 The Company leases facilities in San Diego and Cupertino. These lease obligations are not reflected on the Balance Sheet.

3.11           See disclosure of facilities leases in 3.16 below.

3.11(a)        See disclosure of stock options in 3.4 above.

3.11(b) The existing outstanding 8% Convertible Subordinated Debentures have been disclosed elsewhere.

3.11(c) The Company has agreements with various sales representatives which provide for sales commissions generally ranging from five
               (5) to ten (10) percent of sales in the representative's territory. These are agreements that are typical in the industry.

3.11(e)    Outstanding Contractual Commitments
           -----------------------------------
           As of November 11, 1983 the following
           contractual commitments were outstanding.

Vendor                                Item/Service                               P.O.  Value
------                                ------------                              --------------

Cambridge Instruments, Inc            Scanning Electron Microscope                  $   99,190

Kyocera International, Inc            64 1d.  package for WINGS                        333,850

Kyocera International, Inc.           84 PGA package for TULIP                         151,630

Zylin Corporation                     Metal Etch System                                255,000

Fairchild Test Systems                Sentry 20 Test System                            920,500

Signetics Corporation                 Junction Isolated Wafers                         793,100

Daisy                                 Workstations                                     110,000

Arrowhead Industrial Water            D.I.  Water
                                      5 yr.  contract with
                                      54 months remaining at $5,000/month              270,000

Master Images                         Blanket order for masks                          265,000

Pantronix Corporation                 Contract assembly service                        125,000

Union Carbide                         Bulk gases (H2, 02, N2)
                                      5 yr.  contract with 56 months
                                      remaining at $7,500/mo.                          412,500


Applied Materials                     Oxide Etch System                                338,875

Ultratech Stepper                     3 projection stepper
                                      (orders for 2 are cancellable
                                      at no charge until 6/84)                      $1,006,200

Note:    B.  A.  Leasing, see Section 3.15.
         Building Leases, see Section 3.16.

3.11(h)  Thomson Agreement
         -----------------

               AMCC has established Thomson-EFCIS as a nontransferrable European second source for Thomson Group needs as well as Thomson-EFCIS external markets. AMCC will not enter into a second source agreement for the Q700 family of a similar scope with any third party semiconductor manufacturer in France over the 5-year contract period which commenced June 1982.

3.12 As of October 31, 1983, non-recourse promissory notes to the Company were outstanding in the total amount of $338,960, representing the purchase price for 11,308 shares of common stock issued to employees under the Company's Key Employee Stock Purchase Plan.

               The Company currently subcontracts its PC board layout work to Southland Engineering, a company owned by an AMCC engineer. Competitive bids are reviewed routinely for this ongoing effort which is estimated to approximate $11,000 annually.

               The Company also subcontracts certain engineering prototype assembly work to United Semiconductor Assembly, a company partially owned by a Quality Assurance employee. Competitive bids are reviewed routinely for this on-going effort, which is estimated to approximate $4,000 annually.

3.13           On December 7, 1982, a customer, International Telemetrics, Ltd.
               filed a complaint against the company alleging breach of contract and other related claims. These claims derived from a contract between International Telemetrics and the Company and involved engineering design work for an integrated circuit for an electronic metronome. The amount of this design contract was approximately $10,000. The aggregate amount claimed in the complaint is $1,510,000. The Company does not believe that there is substance to the claims, or that a material liability will result from this lawsuit.

3.15 As part of the $2 million lease line with B.A. Leasing, AMCC has agreed to maintain as collateral for the lease payments, cash equivalent instruments to be held by Bank of America, in the amount of 12 months of future lease payments. As of September 30, 1983 and November 11, 1963, such collateral amounted to approximately $301,000. This amount of the Company's cash and cash equivalents are restricted. These collateral amounts will be increased as the amount of leased equipment is increased. The collateral will be released as certain levels of profitability, and lease payment coverage ratios are met. This collateral will be released during fiscal 1985 if the Company's projections are met.

3.16 The Company leases a 21,000 square foot facility at 5502 Oberlin Drive in San Diego, in which its offices and manufacturing are located. This lease is for 10 years from May, 1983, with initial monthly payments of approximately $17,500, which payments will be subject to inflation-related increases. This lease is for the land, building and a portion of the leasehold improvements.

               In November, 1983, the Company signed a lease for an additional 13,643 square foot facility at 5501 Oberlin Drive in San Diego, into which its engineering, design, and administrative offices will be relocated in approximately January 1984. The lease term is for three years with renewal options and monthly payments of approximately $11,000, which payments will be subject to inflation-related increases. The lease is for land, building and the majority of required leaseholder improvements. Additional leasehold improvements of approximately $67,000 will be installed and paid for in cash by the Company.

               The Company leases 2,000 square feet of space in Cupertino, CA at a cost of $2,094 per month and this lease expires in May, 1984. This space is not currently used by AMCC and is being sublet to a tenant at a monthly rent of $2,094.

               The Company has a $2 million equipment lease line with B.A. Leasing, a Bank of America affiliate, approximately $1.2 million of which was utilized as of September 30, 1983. The Company is currently completing negotiations for an additional $4.0 million lease line (for a total of $6.0 million) arranged through B.A. Leasing. These leases are reflected on the Company's balance sheet as they are concluded. The Company subleases approximately $600,000 of equipment from Solitron Devices. Solitron has asserted that certain additional lease payments are due from AMCC. The Company disputes this allegation, believes that it is without merit, and feels that there will be no material liability that will result from this allegation.

3.17 The Company has been given notice by Motorola and AT&T that they believe AMCC may be infringing certain patents held by their respective companies. The Company is evaluating the patent infringement claims and feels that there will be no material liability that will result from these claims. The purpose of the contacts by these companies was to sign AMCC as a licensee of patents covering processes and circuits that may be used by AMCC. Such licensing agreements at modest royalty rates are typical in the industry and if AMCC were to enter such licensing agreements, they would not constitute a material liability to AMCC.

3.18           See Patent discussion in Section 3.17.

3.32 The currently outstanding Debentures have certain registration rights.